[BETZDEARBORN LOGO]                      Acquisition Incentive Compensation Plan
                                                                          (AICP)


Objectives and Eligibility Criteria

Plan Objectives

     Emphasize the importance of accomplishing certain cost reduction objectives associated with the merger of Betz with Dearborn.

     Underscore the importance of achieving greater than expected earnings per share as a result of the acquisition.

     Achieving these goals as soon as possible within a pre-defined time period.

     Providing meaningful rewards to eligible participants for their contributions to the successful and timely achievement of their assigned goals.


Eligibility

     Limited to executive officers, other officers, and other key employees who may be nominated for award eligibility.

     Employees hired, promoted, or transferred to eligible positions during the Plan Period may be considered for award eligibility on a pro-rated basis. Employees moved to ineligible positions during the Plan Period may be considered for an award on a pro-rated basis.


How the Plan Works

Performance Criteria and Assessment

     The Chief Executive Officer shall establish all performance criteria.

     Performance criteria shall focus on predetermined cost reductions for each area impacted by the acquisition and universal accretion goals. Emphasis on cost reduction goals versus accretion goals will vary based on the individual responsibilities identified for each eligible participant during the acquisition integration process.

     Cost reduction goals shall reflect the annualized reduction of expenses as certified by a designated committee of the Senior Management Team.

     Accretion goals will be tied to the Company's primary earnings per share.

     Performance for cost reductions and accretion goals will be assessed on a quarterly basis.

Awards

     Awards will be expressed in terms of a contingent grant of restricted shares. Restricted shares will be granted upon the achievement of predetermined cost reduction or accretion goals.

     Performance will directly affect the value of the restricted stock grant. Accomplishment of goals before target date will result in a greater number of restricted shares recommended for grant; delay or non-delivery of goal will result in a lesser number or cancellation of restricted shares recommended for grant (see Exhibit I).

     Awards may be payable in restricted stock of the Company, as provided for under the Company's Restricted Stock Plan, or the cash equivalent value, at senior management's discretion.

Vesting of Restricted Shares

     Restricted share grants approved by the Compensation Committee will vest immediately once goals have been achieved.

Other Information

     This document is provided as a summary of plan provisions. More information is available from your manager or from the Human Resources Department. Specific plan information is available from: Benito Cachinero, Director, Compensation, Benefits, HRIS and Administration.




--------------------------------------------------------------------------------
     Note: This plan summary is provided for information purposes only. The Acquisition Incentive Compensation Plan document contains the complete text of plan provisions. Plan participation does not constitute any part of an employment contract. The Company reserves the right to amend, change or terminate the plan at its sole discretion.

[BETZDEARBORN LOGO]                      Acquisition Incentive Compensation Plan
                                                                          (AICP)


                                    Exhibit I
--------------------------------------------------------------------------------

                        Sample Participant Award Schedule

Participant:       John Smith                    Title:  VP Finance
             -------------------------                   -----------------------

Date of Initial
 Eligibility:         July 1, 1996               Organization: Corporate
                 ---------------------                         -----------------

Target Restricted Grant:
                                        1,000
                               -------------------------


------------------------------ ------------------------- -------------------------------- ------------------
Cost Reduction Component:                                Target Restricted Shares to be
                                         50%             Awarded:                                500
------------------------------ ------------------------- -------------------------------- ------------------
                                       Quarter                   % of Restricted           # of Restricted
     Cost Reduction Goal               Targets                    Shares Earned             Shares Earned
                               ------------------------- -------------------------------- ------------------
                                        1/1/97                        125%                       625
                               ------------------------- -------------------------------- ------------------
                                        4/1/97                        100%                       500
                               ------------------------- -------------------------------- ------------------
                                        7/1/97                         75%                       375
                               ------------------------- -------------------------------- ------------------
                                       10/1/97                         50%                       250
                               ------------------------- -------------------------------- ------------------
                                        Later                          0%                         0
------------------------------ ------------------------- -------------------------------- ------------------

Accretion Component:                                     Target Restricted Shares to be
                                         50%             Awarded:                                500
------------------------------ ------------------------- -------------------------------- ------------------

                                   Two Consecutive          % of Restricted               # of Restricted
       Accretion Goal                 Quarters                 Shares Earned                Shares Earned
                               ------------------------- -------------------------------- ------------------
                                   Q3 1997, Q4 1997                   125%                       625
                               ------------------------- -------------------------------- ------------------
                                   Q4 1997, Q1 1998                   110%                       550
                               ------------------------- -------------------------------- ------------------
                                   Q1 1998, Q2 1998                   100%                       500
                               ------------------------- -------------------------------- ------------------
                                   Q2 1998, Q3 1998                    75%                       375
                               ------------------------- -------------------------------- ------------------
                                   Q3 1998, Q4 1998                    50%                       250
                               ------------------------- -------------------------------- ------------------
                                        Later                          0%                         0
------------------------------ ------------------------- -------------------------------- ------------------
